Exhibit 10.1

SECOND AMENDMENT TO CONVERTIBLE
SUBORDINATED UNSECURED PROMISSORY NOTE

This Second Amendment to Convertible Subordinated Unsecured Promissory Note (the “Second Amendment”) is dated as of June 12, 2014 (the “Second Amendment Effective Date”) by Richmont Capital Partners V LP (the “Company”) and CVSL Inc. (“CVSL”).

Recitals

A.                                    CVSL executed that certain Promissory Note dated December 12, 2012 (the “Original Note”) payable to the Company in the original principal amount of $20,000,000.

B.                                    The parties amended the Original Note through the First Amendment to Convertible Subordinated Unsecured Promissory Note (“First Amendment”) that was executed on June 17, 2013.

C.                                    The parties desire to amend the Original Note and First Amendment pursuant to the terms of this Second Amendment.

Agreement

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which hereby is acknowledged, the undersigned hereby enter into this Second Amendment and agree as follows:

1.                                      Amendment to the Original Note.  Notwithstanding anything to the contrary contained in the Original Note, Section 5(a) of the Original Note is amended so as to read in its entirety as follows:

(a)                                 Mandatory Conversion.  Within ten (10) days after the anniversary of the Second Amendment Effective Date, or such earlier time as may be mutually agreed upon by both the Company and CVSL, the full amount of this Note (including any and all accrued interest thereon, whether previously converted to principal as PIK Interest or otherwise) shall be converted into shares of Common Stock at the Conversion Price (the “Conversion”); provided, however, that this Note (including any and all accrued interest thereon, whether previously converted to principal as PIK Interest or otherwise) shall not under any circumstance (other than as contemplated in Section 5(c)) be convertible into more than 64,000,000 shares of Common Stock (the “Maximum Conversion Stock Amount”).

2.                                      Continuation of Original Note.  As amended hereby, the Original Note remains in full force and effect according to its terms and at no time have the liabilities or obligations arising pursuant to the Original Note been suspended or discontinued, either temporarily or permanently.

3.                                      Future References to the Original Note.  From and after the date hereof, all references to the Original Note in any and all agreements, instruments, mortgages, conveyances, documents, notes, certifications or writings of any kind or character shall be deemed to include this Second Amendment.

4.                                      Conflict.  To the extent any provision of the Original Note conflicts with any provision of this Second Amendment, the provisions of this Second Amendment will prevail.

5.                                      Binding Effect.  This Second Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

6.                                      Execution in Counterparts.  This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

7.                                      Governing Law.  This Second Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Texas, all rights and remedies being governed by such laws.

IN WITNESS WHEREOF, this Second Amendment has been duly executed by the undersigned effective as of the date first above written.

Richmont Capital Partners V LP, a Texas limited partnership

By: Richmont Street LLC, its general partner

By:	/s/ John Rochon, Jr.
Name:	John Rochon, Jr.
Its:	President

CVSL Inc.

By:	/s/ Kelly Kittrell
Name:	Kelly Kittrell
Its:	Chief Financial Officer

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